EX-35.3
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IndymacBank


REG AB 1123 Statement of Compliance


I am an authorized officer for IndyMac Bank, F.S.B, the servicer for the transactions listed on the attached schedule and I certify:

a) A review of IndyMac Bank's activities during the reporting period and of its performance under the applicable servicing agreement has been made under my supervision.
b) To the best of my knowledge, based on such review, except as set forth below IndyMac Bank has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period.



By: /s/ Robert M. Abramian
Robert M. Abramian
First Vice President
Home Loans Servicing
Investor Reporting
Indymac Bank



By: /s/ Bart Vincent
Bart Vincent
SVP, CFO - Home Loan Servicing
HLS Finance
Indymac Bank



Prepared for: Aurora Loan Services

Date: February 29, 2008

Ref: Exhibit A


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IndymacBank


Exhibit A


LMT 2006-4 7/28/06              140
LMT 2006-5 8-31-06              294
LMT 2006-6 09/29/06             433
LMT 2006-7 10/30/06             443
LMT 2006-8 11/29/2006           449
LMT 2006-9 12/29/06            4108
LMT 2007-1 1/30/2007           4123
LMT 2007-10 (11/30/07)         4202
LMT 2007-2 02/28/07            4129
LMT 2007-3 03/30/07            4139
LMT 2007-4 04/30/07            4157
LMT 2007-5 05-30-07            4166
LMT 2007-7 07/31/07            4178
LXS 2006-1ON (6-30-06)          286
LXS 2006-11 7/27/06             139
LXS 2006-12N LB 7/27/06         137
LXS 2006-13 8/31/06             193
LXS 2006-14N (LB) 8/31/06       188
LXS 2006-15 092906              377
LXS 2006-16N 092906             374
LXS 2006-17 10/30/06            441
LXS 2006-18N 11/29/2006         447
LXS 2006-19 11/29/2006          448
LXS 2006-20 12/29/06           4109
LXS 2006-2N 1/31/06             903
LXS 2006-7 04/28/06             238
LXS 2006-8 05/31/06             276
LXS 2007-1 01/31/2007          4119
LXS 2007-11 06-29-07           4176
LXS 2007-12N 06/29/07          4177
LXS 2007-15N 07/310/7          4186
LXS 2007-2N 1/31/2007          4120
LXS 2007-3 02/28/07            4133
LXS 2007-4N 03/30/07           4138
LXS 2007-6 04/30/07            4152
LXS 2007-9 05/31/07            4171
SARM 2006-4 04/28/06            234
SARM 2006-8 (LB) 8/31/06        187
SARM 2007-11 (11/30/07)        4203